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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Security Capital Group Incorporated of our report dated January 27, 2000 relating to the financial statements of Urban Growth Property Trust, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
October 10, 2000